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                                        Communications World International, Inc.
                                                                     Form 10-KSB
                                                                  EXHIBIT 10 (n)

                             TKO INTERNATIONAL, INC.
                     PROFESSIONAL CONSULTING AGREEMENT WITH
                    COMMUNICATIONS WORLD INTERNATIONAL, INC.


THIS PROFESSIONAL CONSULTING AGREEMENT (the "Agreement") is made this 5th day of June 2000, and will commence on the 15th day of June by and between the Consultant, TKO International, Inc. ("TKO") of 5650 Greenwood Plaza Blvd., Suite 105, Greenwood Village, CO 80111, and the Client, Communications World International, Inc. ("CommWorld") with its principal offices located at 7315 S. Revere Parkway #602, Englewood, CO. 80112.

         WHEREAS, TKO will operate and sell marketing services, which consists primarily of researching, organizing, and disseminating information designed to heighten public awareness of the business conducted and performance results achieved by CommWorld; and,

         WHEREAS, CommWorld desires to retain the services of TKO in a public relations and promotional capacity, to inform the general public, the brokerage community, and other individuals pursuant to the terms hereof; and,

         WHEREAS, CommWorld wishes to formalize in a written agreement the terms and conditions under which TKO will provide such services to CommWorld.

         ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ENGAGEMENT CommWorld International hereby engages TKO, commencing immediately upon signing, in consultation with CommWorld, to:

                  (a) Operate and maintain shareholder/investor communications and marketing programs designed to heighten public awareness of business conducted by and corporate performance of CommWorld

                  (b) Identify and establish appropriate information channels capable of maximizing dissemination of CommWorld information to the shareholder/investors and the investment community generally;

                  (c) Assemble and organize CommWorld information in a format and medium which best facilitates such dissemination; and

                  (d) Generally disseminate information about CommWorld to the public and investment community, all in accordance with the terms of this Agreement (collectively, the "Shareholder Enhancement Program").


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         2.       SHAREHOLDER ENHANCEMENT PROGRAM ("SEP") The SEP consists of, but will not be limited to, the following components, the timing and sequence of which shall be determined by TKO in consultation with CommWorld.


                  (a) Approach TKO's newsletter and media contacts for the purpose of having feature articles on CommWorld published and disseminated and used in conjunction with a mass mailing program.

                  (b) Create a concise fact sheet of all pertinent information pertaining to CommWorld to be used for all fax and mail presentations.

                  (c) Identify and maintain interested broker/investor lists through, among other methods, phoning, faxing, conference call, and individual presentation to analysts, portfolio managers and investors.

                  (d) Update small/micro-cap interested media groups concerning CommWorld, which will include all pertinent news releases. TKO will also arrange for any required conference calls (i.e. calls on quarterly financial statements) in connection with such activities.

                  (e) Manage and maintain shareholder/investor leads developed through Internet and print marketing programs.

         3.       EFFECTIVE DATE; TERM; RENEWAL

                  (a) Services to be performed under this Agreement shall commence on June 15, 2000 and shall continue for six
                           (6) months, through December 15, 2000. After reviewing and agreed upon by both parties this Agreement may be extended for an additional six months.

                  (b) This Agreement may be terminated for "cause" by either party hereto at anytime upon prior written notice effective as of the date of delivery of said notice in accordance with Section 9 hereof. "Cause" shall include, but shall not be limited to breach of any representation or covenant in this Agreement.

         4.       COMPENSATION - OPTION AGREEMENT

                      1) Sell for $.001 per warrant, warrants for 20,000 shares which shall vest at an exercise price of $2.00 per share of CommWorld common stock (CWII), if and when CWII trades at $2.00 for a period of five (5) trading days, provided that such Options shall terminate if not vested within six (6) months of the date hereof.


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                      2)   Sell for $.001 per warrant, warrants for 20,000
                           shares which shall vest at an exercise price of $3.50 per share of CWII, if and when CWII trades at $3.50 for a period of five (5) trading days, provided that such Options shall terminate if not vested within six
                           (6) months of the date hereof.

                      3) Sell for $.001 per warrant, warrants for 20,000 shares which shall vest at an exercise price of $4.00 per share of CWII, if and when CWII trades at $4.00 for a period of five (5) trading days, provided that such Options shall terminate if not vested within six
                           (6) months of the date hereof.

                      4) Sell for $.001 per warrant, warrants for 20,000 shares which shall vest at an exercise price of $4.50 per share of CWII, if and when CWII trades at $4.50 for a period of five (5) trading days, provided that such Options shall terminate if not vested within six
                           (6) months of the date hereof.

                           After Options vest they are good for three (3) years from the date of vesting.

         5. REPRESENTATIONS AND WARRANTIES OF TKO TKO represents and warrants to the CommWorld that:

                  (a)      TKO will cooperate fully and timely with CommWorld;

                  (b) The performance by TKO of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provision of the organizational documents of CommWorld or any contractual obligation by which CommWorld may be bound;

                  (c) TKO is in compliance with all laws applicable to its business activities and is not and has not been the subject of any action or proceeding alleging a breach or violation by TKO of the securities laws of any jurisdiction; if TKO receives notice of any such action or proceeding it will promptly notify CommWorld thereof; and

                  (d) TKO will not knowingly misrepresent any information, which it disseminates about CommWorld and will not engage in any activities that may cause CommWorld to be in violation of any applicable laws.

                  (e) TKO will in a diligent and timely manner initiate the SEP, as previously described in Section 2.

         6. OWNERSHIP OF MATERIALS All rights, title and interest in and to materials to be produced by TKO in connection with the SEP and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of CommWorld.

         7. CONFIDENTIALITY TKO agrees, in accordance with section 9, that any information provided to it by CommWorld, concerning CommWorld, is of a confidential nature and will not be revealed or disclosed by TKO to any person or entity, except in the performance of its obligations under this Agreement.


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         8.       NOTICES  All notices hereunder shall be in writing and
                  addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal deliver, local courier, certified mail, national overnight courier or facsimile transmission to the members listed below. Notices will be deemed received three (3) business days after post-mark or courier delivery.

                  Notices shall be addressed as follows:

         If to CommWorld:

                  Attn: David E. Welch, CFO
                  Communications World International, Inc.
                  7315 S. Revere Parkway, #602
                  Englewood, CO, USA   80112
                  Facsimile No. 303.649.9514

         If to TKO:
                  Attn: Len Turano, President
                  TKO International, Inc.
                  5650 Greenwood Plaza Blvd., Suite 105
                  Greenwood Village, CO, USA  80111
                  Facsimile No. 303.850.7912

           9. COMPLIANCE WITH LAW TKO shall render the services to be provided by it in such manner as to be in compliance with applicable securities laws, rules and regulations. In order to ensure such compliance, any and all materials and information to be published or disseminated (spoken or written) pursuant to this Agreement must be first reviewed and approved by CommWorld and its legal counsel, prior to publication and/or dissemination in any jurisdiction.

         10.      INDEMNIFICATION

                  (a) Indemnification by TKO. TKO agrees to indemnify and hold harmless CommWorld from and against any and all claims, liabilities, actions, suits, proceedings, assessments, judgments, losses, damages, costs and expenses (including attorneys' fees and disbursements, deemed reasonable) arising out of, in connection with, or with respect to:

                           (i) Any inaccuracy of any of the representations or warranties of TKO contained herein or otherwise made in writing by TKO pursuant hereto; and

                           (ii) Any breach of any warranty or any covenant or agreement to be performed by TKO hereunder,


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                  (b)      Indemnification by CommWorld. CommWorld agrees to
                           indemnify and hold harmless TKO from and against any and all claims, liabilities, actions, suits, proceedings, assessments, judgments, losses, damages, costs and expenses (including attorneys' fees and disbursements deemed reasonable) arising out of, in connection with, or with respect to:

                           (i) Any inaccuracy of any of the representations or warranties of CommWorld contained herein or otherwise made in writing by the pursuant hereto; and

                           (ii) Any breach of any warranty or any covenant or agreement to be performed by CommWorld hereunder.

                  Herein to the contrary, CommWorld shall not be responsible for any such claims, liabilities, actions, proceedings assessments, judgments, losses, damages, costs and expenses (including attorneys' fees deemed reasonable) arising out of any materials and/or information provided by CommWorld

                  (c) Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall notify the party or parties from whom indemnification is sought (the "Indemnifying Party") in writing within twenty (20) days after such Indemnified Party has actual knowledge of the facts constituting the basis for such claim (the "Notice of Claim"). The Notice of Claim shall specify all facts known to such Indemnified Party giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

                  (d) Right to Defend. If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person (other than TKO) against any Indemnified Party, the Indemnifying Party shall be entitled (without prejudice to the right of such Indemnified Party) to participate at its expense through counsel of its own choosing to defend or prosecute such claim if the Indemnifying Party gives written notice of his or its intention to do so to the Indemnified Party within thirty (30) days after receipt of the Notice of Claim.

                  (e) Settlement. The Indemnified Party shall make no settlement of any claim which would give rise to liability on the part of the Indemnifying Party under the indemnity contained in Section 11 without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If a firm offer is made to settle a claim or litigation defended by the Indemnified Party and the Indemnifying Party refuses to accept or agree to accept such offer within twenty (20) days after receipt of written notice from the Indemnified Party of the terms of such offer, then, in such event, the Indemnified Party shall continue to contest or defend such claim and, if such claim is within the scope of the Indemnifying Party's indemnity contained in this
                           Section 11, shall be indemnified pursuant to the terms hereof. If a firm offer is made to settle a claim or litigation and the Indemnifying Party notifies the Indemnified Party in writing that the


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                           Indemnifying Party desires to accept and agree to
                           such settlement, but the Indemnified Party elects not to accept or agree to it, the Indemnified Party may continue to contest or defend such claim or litigation, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party in accordance with this Section 11 with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including attorneys' fees and disbursements deemed reasonable) to the date of notice that the Indemnifying Party desires to accept such settlement.

                  (f)      Survival. The indemnification obligations under this
                           Section 11 shall survive the termination of this Agreement for a period of one (1) year.


         11. GOVERNING LAW This Agreement shall be governed by and interpreted under the internal laws of the State of Colorado.

         12. CURRENCY References to dollars shall be deemed to be United States Dollars unless otherwise specified.

         13. SEPARABILITY If any one or more of the provisions of this agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and this Agreement shall be construed as if such provision had never been contained herein.

         14. SUCCESSORS AND ASSIGNS This Agreement, and all the covenants, terms and provisions contained herein, shall be binding upon and insure to the benefit of the parties hereto and to their respective successors and assigns, except that nothing herein shall be deemed to authorize TKO to assign this Agreement other than to an entity owned or controlled by the present owners of TKO.

         15. REGULATORY ACCEPTANCE This Agreement shall be subject to its acceptance by such exchange(s) on which CWII is listed for trading, to the extent required by the rules of such exchange(s).

         16. PRESUMPTION AGAINST DRAFTSMAN The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement.

                  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.


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         17.      HEADINGS  The section and paragraph headings contained in this
                  Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Accordingly, the parties hereto have caused this Agreement to be executed and delivered on the date set forth opposite their respective signatures.



                  COMMUNICATIONS WORLD INTERNATIONAL, INC.
                  7315 S. Revere Parkway #602
                  Englewood, CO. 80112



                  By:                                   Date:
                     -------------------------------         -----------------
                           David E. Welch, CFO


                  TKO INTERNATIONAL, INC.
                  5650 Greenwood Plaza Blvd. Suite 105
                  Greenwood Village, CO.  80111


                  By:                                   Date:
                     -------------------------------         -----------------
                         Len Turano, President



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